UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2015

WAYFAIR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor
Boston, MA 02116
(Address of principal executive offices) (Zip Code)

(617) 532-6100
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 20, 2015, Wayfair Inc. (the “Company”) held its annual meeting of stockholders to consider and vote on the matters listed below. The proposals are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 10, 2015. The final voting results from the meeting are set forth below.

Proposal No. 1

Votes regarding the election of nine directors to hold office until the next annual meeting of stockholders were as follows:

Nominee	For	Abstain	Broker Non-Votes
Neeraj Agrawal	430,305,272	42,762	4,085,810
Julie Bradley	430,016,722	331,312	4,085,810
Steven Conine	430,327,596	20,438	4,085,810
Alex Finkelstein	430,305,253	42,781	4,085,810
Robert Gamgort	430,340,519	7,515	4,085,810
Michael Kumin	429,020,885	1,327,149	4,085,810
Ian Lane	430,305,078	42,956	4,085,810
Romero Rodrigues	430,342,211	5,823	4,085,810
Niraj Shah	430,328,117	19,917	4,085,810

Proposal No. 2

Votes regarding the ratification of the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015 were as follows:

For	Against	Abstain	Broker Non-Votes
434,416,263	12,212	5,369	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: May 26, 2015	By:	/s/ Niraj Shah
Niraj Shah
President and Chief Executive Officer

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